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                                                Filed pursuant to Rule 424(b)(3)
                                        Registration Statement Number 333-112274



            Addendum to Prospectus Supplement Dated September 29, 2006

                                                     Dated:  November 1, 2006

                                 STATE OF ISRAEL
                                  $550,000,000
                            JUBILEE FIXED RATE BONDS
                                 (FOURTH SERIES)
                     --------------------------------------

The interest rate of each State of Israel Jubilee Fixed Rate Bonds (Fourth Series) to be sold during the Sales Period commencing on November 1, 2006 and terminating on November 14, 2006 is:

         2-Year:   4.80%
         5-Year:   4.75%
         10-Year:  4.90%

7- Year Jubilee Bond is not available during this Sales Period.

To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase price must be accepted by Israel by November 9, 2006.

Effective as of September 29, 2006 the aggregate maturity amount of the Jubilee Fixed Rate Bonds (Fourth Series) offered under this prospectus has been increased to $550,000,000.